EXHIBIT 4.2

                         FORM OF SUBSCRIPTION AGREEMENT

                               TITANIUM GROUP LTD.
                             SUBSCRIPTION AGREEMENT

Agreement, made as of this _____ day of ______________, 2005, by and between TITANIUM GROUP LTD., an international business company pursuant to the International Business Companies Act of the British Virgin Islands (the "Company"), and _______________________________ ("Subscriber").

In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                  SUBSCRIPTION

1.01 SUBSCRIPTION OFFER. Subject to the terms and conditions hereof and to acceptance by the Company, Subscriber hereby irrevocably offers to purchase ______________ Units at a purchase price of $0.20 (U.S.) per Unit for a total of $___________________ (U.S.). The purchase price is payable in full by check, money order, or wire transfer to the Company. Each Unit consists of one share of the Company's common stock and one warrant to purchase one share of the Company's common stock at a price of $0.50 per share through June 30, 2008. The Units, the common stock and warrants comprising the Units and the shares of common stock which may be acquired upon exercise of the warrants are collectively referred to herein as the "Securities." The shares of common stock and warrants which are being offered as part of the Units will be immediately detachable.

1.02     RESTRICTIONS ON SECURITIES.

         (a) The Securities have not been registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws.

         (b) The Securities are "restricted securities" as that term is defined in Rule 144 under the Act.

         (c) All certificates evidencing the Securities shall bear a restrictive legend in substantially the language set forth below:

                        The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration the availability of which is to be established to the satisfaction of the Company.

         (d) The Company shall, from time to time, make stop transfer notations in the Company's records to ensure compliance in connection with any proposed transfer of the Securities, with the Act, and all applicable state securities laws.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.01 STATUS OF SUBSCRIBER. Subscriber, if an individual, is at least 21 years of age. If an association, each individual member of the association is at least 21 years of age.

2.02 ACCESS TO INFORMATION. By virtue of Subscriber's review of the Confidential Private Placement Memorandum dated June 22, 2005 (the "Memorandum"), by reason of Subscriber's preexisting business or personal relationship with the Company or with the officers and directors of the Company, and/or by reason of the business or financial experience of Subscriber or his professional advisors who are unaffiliated with and who are not compensated by the Company, or any affiliate thereof, Subscriber has the capacity to protect his own interests in connection with the offer and sale of the Securities. Subscriber has had access to all material and relevant information necessary to enable Subscriber to make an informed investment decision. All data

Titanium Group Ltd. Subscription Agreement - Page 1
         requested by Subscriber from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of the offering has been furnished to Subscriber's satisfaction. Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this offering, and to obtain from the Company any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information he has received.

2.03 UNDERSTANDING OF INVESTMENT RISKS. Subscriber understands that there is no market for the Company's common stock. Subscriber also understands that there is no assurance that a market for the common stock will be established, and that realization of the objectives of the Company is subject to significant economic and business risks.

2.04 RESIDENCE OF SUBSCRIBER. The residence of Subscriber set forth below is the true and correct residence of Subscriber and Subscriber has no present intention of becoming a resident or domiciliary of any other state, country, or jurisdiction.

2.05     UNDERSTANDING OF NATURE OF SECURITIES.  Subscriber understands that:

         (a) the Securities have not been registered under the Act and/or any state securities laws and must be held indefinitely unless they are subsequently registered under the Act and/or applicable state securities laws, or exemptions from such registration are available;

         (b) the Securities are "restricted securities" as that term is defined in Rule 144 under the Act;

         (c) the Securities cannot be sold or transferred for value without registration under the Act and applicable state laws or exemption therefrom;

         (d) the certificates evidencing the Securities shall include provisions substantially in the form of the legend set forth in Section 1.02(c) hereof, which Subscriber has read and understands;

         (e) only the Company can register the Securities under the Act and applicable state securities laws;

         (f) there are stringent conditions for Subscriber's obtaining an exemption for the resale of the Securities under the Act and any applicable state securities laws; and

         (h) the Company may, from time to time, make stop transfer notations in the Company's records to insure compliance with the Act and any applicable state securities laws.

2.06     INVESTMENT INTENT.  Subscriber represents and warrants that:

         (a) Subscriber is acquiring the Securities for the Subscriber's own account and not for or on behalf of any other person;

         (b) Subscriber is acquiring the Securities for investment and not for distribution or with the intent to divide Subscriber's participation with others or of reselling or otherwise distributing the Securities; and

         (c) Subscriber will not sell the Securities without registration under the Act and any applicable state securities laws or exemption therefrom.

2.07 FURTHER ASSURANCES. Subscriber will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

2.08     NON-DISCLOSURE.  Subscriber has not distributed  any written  materials
         furnished   to   Subscriber   by  the  Company  to  anyone  other  than
         Subscriber's professional advisors.


Titanium Group Ltd. Subscription Agreement - Page 2

2.09 ABILITY TO BEAR ECONOMIC RISK. Subscriber is able to bear the economic risk of an investment in the Securities and to maintain his investment in the Securities for an indefinite period of time, and, further, could bear a total loss of the investment and not change his standard of living which existed at the time of such investment.

2.10 EVALUATION OF INVESTMENT. Subscriber, or Subscriber together with his purchaser representative, if any, has such knowledge and experience in financial and business matters that Subscriber and such representative are capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

2.11 FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY. If Subscriber is a partnership, corporation, trust, or other entity:

         (a) Subscriber represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Securities;

         (b) Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (i.e., if a trust, a copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a copy of the articles of incorporation; or if a partnership, a copy of the partnership agreement);

         (c) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf and this investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity; and

         (d) Subscriber has completed the Entity Subscription Questionnaire, attached hereto as Schedule "B", and represents and warrants that the information contained therein is true and correct.

2.12 AFFILIATE RELATIONSHIPS. Subscriber has disclosed below any relationship (including family and business, such as being an officer, director, or shareholder of an entity which owns shares of the Company) between the Subscriber and the Company and its officers, directors and shareholders. (Check the applicable box).

         [ ] Subscriber IS NOT related to an officer, director or shareholder of the Company.

         [ ] Subscriber IS related to an officer, director or shareholder of the Company.

                Please describe any such relationship(s):

                ------------------------------------------------------

                ------------------------------------------------------

                ------------------------------------------------------

2.14 ACCREDITED INVESTOR. Subscriber has completed the Accredited Investor Questionnaire, attached hereto as Schedule "C", and represents and warrants that the information contained therein is true and correct.

2.15 INDEMNIFICATION. Subscriber understands that the Company and its advisors, including its legal counsel, are relying upon the representations and warranties of Subscriber contained in this Agreement. Subscriber agrees to indemnify and hold harmless the Company, its officers, directors and agents (including the Company's legal counsel) for any and all damages, liabilities, costs, or expenses incurred as a result of or arising out of any inaccuracy of any of Subscriber's representations and warranties contained herein.


Titanium Group Ltd. Subscription Agreement - Page 3

                                   ARTICLE III
                                  REGISTRATION

3.01 The Company has agreed to file with the Securities and Exchange Commission under the Act, a registration statement covering the resale of the shares included in the Units after closing of the offering.

3.02 The Subscriber shall furnish to the Company such information and take such reasonable action as the Company reasonably requests regarding the Subscriber and the intended method of disposition of the shares as shall be reasonably required to effect the registration of the shares.

3.03 All expenses, other than underwriting discounts and commissions and fees for the Subscriber's professional advisors, incurred in connection with the registration and sale of the shares, shall be borne by the Company. Underwriting discounts and commissions with respect to the Subscriber's shares, and the fees and expenses of the Subscriber's professional advisors, shall be borne by the Subscriber.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.01 CAPTIONS AND HEADINGS. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02 ENTIRE AGREEMENT; AMENDMENT. This Agreement states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings. No amendment of the Agreement shall be made without the express written consent of the parties.

4.03 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.04 VENUE; GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

4.05 NOTICES. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company, 10/F, Tianjin Building, 167 Connaught Road West, Hong Kong, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]





Titanium Group Ltd. Subscription Agreement - Page 4

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                              "Subscribers"
Name(s) exactly as you wish your interest
in the Company to be registered
                                                              (1)
                                                                  -------------------------------------------------
                                                                       (please print)

                                                              (2)
                                                                  -------------------------------------------------
                                                                       (please print)
Title, if Subscriber is not a natural person
                                                              (1)
                                                                  -------------------------------------------------

                                                              (2)
                                                                  -------------------------------------------------
Signatures
                                                              (1)
                                                                  -------------------------------------------------
                                                                       (Signature)

                                                              (2)
                                                                  -------------------------------------------------
                                                                       (Signature)
Primary Residence
                                                              (1)
                                                                  -------------------------------------------------

                                                                  -------------------------------------------------

                                                              (2)
                                                                  -------------------------------------------------

                                                                  -------------------------------------------------

Mailing Address (if different from above)
                                                              (1)
                                                                  -------------------------------------------------

                                                                  -------------------------------------------------

                                                              (2)
                                                                  -------------------------------------------------

                                                                  -------------------------------------------------

Contact Telephone Number(s)
                                                              (1)
                                                                  -------------------------------------------------

                                                              (2)
                                                                  -------------------------------------------------
Social Security or Tax Identification
Number
                                                              (1)
                                                                  -------------------------------------------------

                                                              (2)
                                                                  -------------------------------------------------

DISPOSITION OF SUBSCRIPTION AGREEMENT:

The foregoing Subscription Agreement (is___) (is not___) accepted this _____ day of ______________________, 2005.

                                      TITANIUM GROUP LTD.



                                      BY:
                                         ---------------------------------------
                                                 Authorized Officer

Titanium Group Ltd. Subscription Agreement - Page 5